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                       DRUEN, DIETRICH, REYNOLDS & KOOGLER
                                ATTORNEYS AT LAW
                              ONE NATIONWIDE PLAZA
                              COLUMBUS, OHIO 43216

                                 (614) 249-7617
                            FACSIMILE: (614) 249-2418

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
BRIAN M. BACON             LEROY JOHNSTON, III         PETER J. OESTERLING**        THERESA R. SCHAEFER
THOMAS E. BARNES           MARK B. KOOGLER             RANDALL L. ORR               W. JOSEPH SCHLEPPI
ROGER A. CRAIG             WALTER R. LEAHY             ROBERT M. PARSONS            DAVID E. SIMAITIS
RAE ANN DANKOVIC*          GEORGE K. MACKLIN           THOMAS J. PRUNTE             KENT N. SIMMONS
ELIZABETH A. DAVIN         RANDALL W. MAY              ARLENE L. REILLY             LEE A. THORNBURY
THOMAS W. DIETRICH         M. LINDA MAZZITTI           LUCINDA A. REYNOLDS          PHILIP W. WHITAKER
W. SIDNEY DRUEN            DAVID A. MEYER              DANIEL R. RUPP               DAVID L. WHITE
JEANNE A. GRIFFIN          SANDRA L. NEELY             ANNE DANZA SAXON             STEVEN L. ZISSER

         Practice limited to Nationwide Insurance Companies and their associated companies

* Practice limited to the State of Michigan             ** Practice limited to the State of Pennsylvania
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July 17, 1997

Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43216

Ladies and Gentlemen:

We have prepared the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, Flexible Premium Variable Universal Life Insurance Policies to be sold by Nationwide Life Insurance Company ("Nationwide") and to be issued and administered through Nationwide VLI Separate Account-4. In connection therewith, we have examined the Articles of Incorporation, Code of Regulations and Bylaws of Nationwide, minutes of meetings of the Board of Directors, pertinent provisions of federal and Ohio Laws, together with such other documents as we have deemed relevant for the purposes of this opinion. Based on the foregoing, it is our opinion that:

         1. Nationwide is a stock life insurance corporation duly organized and validly existing under the laws of the State of Ohio and duly authorized to issue and sell life insurance and annuity contracts.

         2. Nationwide VLI Separate Account-4 has been properly created and is a validly existing separate account pursuant to the laws of the State of Ohio.

         3. The issuance and sale of the Flexible Premium Variable Universal Life Insurance Policies have been duly authorized by Nationwide. As issued and sold in the manner stated in the prospectus constituting a part of the Registration Statement, the Policies will be legal and binding obligations of Nationwide in accordance with their terms, except that clearance must be obtained, or the contract form must be approved, prior to the issuance thereof in certain jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the Caption "Legal Opinions" in the prospectus contained in the Registration Statement.


Very truly yours,

DRUEN, DIETRICH, REYNOLDS & KOOGLER

/s/ Brian M. Bacon

Brian M. Bacon

BMB/bt